UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

Nuwellis, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344

 (Address of Principal Executive Offices) (Zip Code)

(952) 345-4200

 (Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2024, Nuwellis, Inc. (the “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), pursuant to which the Company issued and sold, in a best efforts registered public offering by the Company (the “Offering”), 8,419,996 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 2,830,004 shares of common stock and common warrants (the “Common Warrants) to purchase up to an aggregate of 16,875,000 shares of its common stock. Each Share or Pre-Funded Warrant was sold together with one warrant to purchase one and a half shares of Common Stock. The public offering price for each Share and accompanying Common Warrant was $0.24, and the public offering price for each Pre-Funded Warrant and accompanying Common Warrant was $0.2399. The Common Warrants have an exercise price of $0.40 per share, are exercisable immediately upon issuance, and will expire five years following the date of issuance. The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately and will expire when exercised in full. A final prospectus relating to the Offering was filed with the SEC on April 30, 2024. The closing of the Offering contemplated by the Placement Agency Agreement occurred on April 30, 2024 (the “Closing Date”).

The Placement Agency Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Placement Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

On April 26, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain of the purchasers in the Offering. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Common Warrants contain a reset of the exercise price, effective upon the Warrant Stockholder Approval (as described below), to a price equal to the lesser of (i) the then exercise price, (ii) the lowest volume weighted average price for the five trading days immediately following the date we effect a reverse stock split in the future and (iii) if we effect a reverse stock split prior to obtaining the Warrant Stockholder Approval, the lowest volume weighted average price for the five trading days immediately following the date we obtain the Warrant Stockholder Approval. Upon such a reset, there will be a proportionate adjustment to the number of shares underlying the Common Warrants. In addition, the Common Warrants provide for, effective upon the Warrant Stockholder Approval, full ratchet anti-dilution adjustment to the exercise price and number of shares underlying the Common Warrants upon our issuance of our Common Stock or common stock equivalents at a price per share that is less than the exercise price of the Common Warrants, subject to certain exemptions. In no event will the exercise price of the Common Warrants with respect to either adjustment be reduced below a floor price equal to $0.06.

The adjustment provisions described in the above paragraph included in the Common Warrants will be available only upon receipt of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market to permit the effectiveness of such adjustment provisions (the “Warrant Stockholder Approval”). In the event that we are unable to obtain the Warrant Stockholder Approval, the provisions described in the above paragraph included in the Common Warrants will not be effective, and therefore the Common Warrants may have substantially less value. We are required, pursuant to the terms of the Purchase Agreement, to seek such Warrant Stockholder Approval, every sixty (60) days, until the earlier of the date on which such approval is obtained or the Common Warrants are no longer outstanding.

The foregoing description of the material terms of the Placement Agency Agreement and Purchase Agreement are qualified in their entirety by reference to the full texts thereof, copies of which are attached to this Current Report on Form 8-K as Exhibit 1.1 and 10.1, respectively, and are incorporated by reference herein.

On April 30, 2024, the Company also entered into a Warrant Agency Agreement with the Company’s transfer agent, Equiniti Trust Company, LLC, who will act as warrant agent for the Company, setting forth the terms and conditions of the Common Warrants sold in this Offering (the “Warrant Agency Agreement”). A copy of the form of Common Warrant, form of Pre-Funded Warrant, and the form of Warrant Agency Agreement are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, and 4.3 respectively, and are incorporated by reference herein.

The gross proceeds to the Company from this Offering are expected to be approximately $2.7 million, assuming no exercise of the Common Warrants and before deducting placement agent fees and commissions and Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and for general corporate purposes, including for continues investments in its commercialization efforts.

Item 8.01	Other Events.

On April 26, 2024, the Company issued a press release announcing the pricing of the Offering. On April 30, 2024, the Company issued a press release announcing the closing of the Offering. Copies of each of these press releases are attached hereto as Exhibits 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

This Current Report on Form 8-K and Exhibits 99.1 and 99.2 hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibits 99.1 and 99.2 and in the other reports of the Company filed with the Securities and Exchange Commission, including that actual events or results may differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date when made. The Company does not assume any obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
1.1	Placement Agency Agreement dated as of April 26, 2024, by and between Nuwellis, Inc. and Roth Capital Partners, LLC.

4.1	Form of Warrant to purchase shares of common stock.

4.2	Form of Pre-Funded Warrant to purchase shares of common stock.

4.3	Form of Warrant Agency Agreement.

10.1	Form of Securities Purchase Agreement, dated as of April 26, 2024, by and among Nuwellis, Inc. and the purchasers identified on the signature pages thereto.

99.1	Company Press Release dated April 26, 2024.

99.2	Company Press Release dated April 30, 2024.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2024	NUWELLIS, INC.

	By:	/s/ Nestor Jaramillo, Jr
	Name:	Nestor Jaramillo, Jr.
	Title:	President and Chief Executive Officer